Exhibit 99.1

BIOLASE MAINTAINS GROWTH MOMENTUM AS FIRST QUARTER

REVENUE INCREASED 25% YEAR OVER YEAR

Lake Forest, Calif., May 12, 2022 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for the first quarter ended March 31, 2022.

2022 First Quarter and Recent Highlights

•
Total revenue was $10.2 million, up 25% year over year
•
U.S. laser sales increased 43% year over year and U.S. consumable sales increased 35% year over year, driven by increased procedures using BIOLASE lasers
•
International laser sales increased 15% year over year, while international consumable sales remained consistent
•
Higher average selling price and sales volumes resulted in a 47% gross margin for the quarter, an increase of 13 percentage points year over year
•
Continued momentum with new customers and dental specialists with 81% of U.S. Waterlase sales coming from new customers and 65% of U.S. Waterlase sales coming from dental specialists
•
Waterlase Exclusive Trial Program success rate increased to above 50% YTD, highlighting success of this program
•
Maintained a healthy balance sheet with cash and cash equivalents of approximately $22 million on March 31, 2022

"Our continued strong performance in the first quarter reflects positive momentum on several fronts," commented John Beaver, president and chief executive officer. “During the quarter we saw continued progress with our Waterlase Exclusive Trial Program, as our success rate has surpassed 50% year to date. This initiative, along with the launch of our specialist academies for endodontists, periodontists, pediatric dentists, and dental hygienists, generated increased adoption of our laser technology in the U.S. this quarter with 81% of our sales coming from new customers and 65% of sales coming from dental specialists. Additionally, we had 14 territory managers exceed quota this quarter, which is significant given that this is historically our softest quarter.

“With only between 7% and 8% of the U.S. dental community currently using dental lasers, we are confident that we can leverage the enhanced capabilities of our dental lasers to drive further adoption and become the new standard of care. With every one percentage point increase in market adoption of laser technology in the U.S. alone, we estimate it will generate an additional $50 million in revenue for BIOLASE, assuming we maintain our current 60% market share. With our strong start to the year, and the continued success of our sales initiatives, we believe we are well positioned for continued revenue growth in 2022.”

2022 First Quarter Financial Results

Net revenue for the first quarter of 2022 was $10.2 million, an increase of 25% year over year. U.S. laser revenue was $4.0 million for the first quarter of 2022, up 43% when compared to U.S. laser revenue of $2.8 million for the first quarter of 2021. U.S. consumables and other revenue for the first quarter of 2022, which consists of revenue from consumable products such as disposable tips, increased 35% compared to the first quarter of

2021. Outside the U.S., laser revenue increased 15% to $2.3 million for the first quarter of 2022 compared to $2.0 million for the first quarter of 2021, and consumables and other revenue remained consistent year over year at $0.9 million.

Gross margin for the first quarter of 2022 improved significantly to 47%, compared to 34% for the first quarter of 2021. The higher gross margin reflects the increase in revenue relative to the Company’s fixed costs as well as higher average U.S. selling prices of its lasers. Total operating expenses were $8.9 million for the first quarter of 2022 compared to $8.8 million for the first quarter of 2021. Operating loss for the first quarter of 2022 was $4.2 million, compared to an operating loss of $6.1 million in the first quarter of 2021.

The Company maintained a healthy balance sheet and had cash and cash equivalents of $21.6 million on March 31, 2022. The Company believes it has sufficient financial resources to execute its near and long-term growth strategies.

Net Loss and Adjusted EBITDA

The reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Net loss for the first quarter of 2022 was $4.8 million compared to a net loss of $6.9 million for the first quarter of 2021. When adjusted for the reverse stock split, net loss per share for the quarter was $0.77 compared to $1.28 for the first quarter of 2021. Adjusted EBITDA loss for the first quarter of 2022 was $3.9 million compared with Adjusted EBITDA loss of $5.3 million for the first quarter of 2021. When adjusted retrospectively for the reverse stock split, adjusted EBITDA per share for the quarter was $0.64 compared to $0.97 for the first quarter of 2021.

2022 Second Quarter and Full Year Revenue Guidance

Based on currently available information and the continued operating momentum the Company has experienced in the first quarter, BIOLASE is anticipating second quarter net revenue to exceed $10.5 million, which would represent growth of at least 15% year over year. The Company continues to expect full year net revenue to increase at least 10% from 2021 levels.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the first quarter ended March 31, 2022 and to answer questions. To access the live call, dial 1-877-317-6789 (U.S.) or +1 412-317-6789 (International) and ask to join the BIOLASE earnings call.

A live and archived webcast of the conference call will be accessible on the BIOLASE Investor Relations page. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial 1-877-344-7529 or +1 412-317-0088 (International) and enter replay passcode: 3445539.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 301 patented and 32 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 43,300 laser systems to date in over 80 countries around the world.

Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth and beliefs regarding its financial resources. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
Net revenue	$10,166	$8,116
Cost of revenue	5,437	5,375
Gross profit	4,729	2,741
Operating expenses:
Sales and marketing	4,814	3,553
General and administrative	2,577	3,358
Engineering and development	1,544	1,803
Loss on patent litigation settlement	—	89
Total operating expenses	8,935	8,803
Loss from operations	(4,206)	(6,062)
Loss on foreign currency transactions	(120)	(204)
Interest expense, net	(433)	(575)
Non-operating loss, net	(553)	(779)
Loss before income tax provision	(4,759)	(6,841)
Income tax provision	(17)	(60)
Net loss	(4,776)	(6,901)
Other comprehensive loss items:
Foreign currency translation adjustments	(41)	(148)
Comprehensive loss	$(4,817)	$(7,049)

Net loss	$(4,776)	$(6,901)
Deemed dividend on convertible preferred stock	(217)	(532)
Net loss attributable to common stockholders	$(4,993)	$(7,433)

Net loss per share attributable to common stockholders:
Basic and Diluted	$(0.81)	$(1.38)
Shares used in the calculation of net loss per share:
Basic and Diluted	6,159	5,383

BIOLASE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$21,606	$29,972
Restricted cash	203	203
Accounts receivable, less allowance of $2,236 and $2,154 as of March 31, 2022 and December 31, 2021, respectively	5,180	4,238
Inventory	14,611	12,929
Prepaid expenses and other current assets	2,183	2,012
Total current assets	43,783	49,354
Property, plant, and equipment, net	1,244	1,067
Goodwill	2,926	2,926
Right of use asset	2,058	1,717
Other assets	231	220
Total assets	$50,242	$55,284
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,643	$3,309
Accrued liabilities	6,027	8,276
Deferred revenue, current portion	2,442	2,259
Total current liabilities	13,112	13,844
Deferred revenue	303	329
Warranty accrual	512	521
Non current term loans, net of discount	13,666	13,603
Non current operating lease liability	1,662	1,449
Other liabilities	387	330
Total liabilities	29,642	30,076
Redeemable preferred stock:
Series G Preferred stock, par value $0.001 per share	—	—
Total redeemable preferred stock	—	—
Stockholders' equity:
Series F Preferred stock, par value $0.001 per share	—	34
Common stock, par value $0.001 per share	155	154
Additional paid-in capital	293,419	293,177
Accumulated other comprehensive loss	(664)	(623)
Accumulated deficit	(272,310)	(267,534)
Total stockholders' equity	20,600	25,208
Total liabilities, redeemable preferred stock and stockholders' equity	$50,242	$55,284

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(4,776)	$(6,901)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	117	85
Provision for bad debts	84	(106)
Provision for sales returns	60	90
Inventory write-offs and disposals	—	(20)
Amortization of discount on lines of credit	24	42
Amortization of debt issuance costs	43	95
Patent litigation mark-to-market	—	89
Stock-based compensation	209	928
Changes in operating assets and liabilities:
Accounts receivable	(1,085)	(193)
Inventory	(1,682)	(700)
Prepaid expenses and other current assets	(186)	558
Accounts payable and accrued liabilities	(986)	(488)
Deferred revenue	157	22
Net cash and cash equivalents used in operating activities	(8,021)	(6,499)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(304)	(8)
Net cash and cash equivalents used in investing activities	(304)	(8)
Cash Flows from Financing Activities:
Proceeds from the issuance of common stock, net of offering costs	—	13,292
Payments of equity offering costs	—	(6)
Proceeds from the exercise of common stock warrants	—	16,539
Net cash and cash equivalents provided by financing activities	—	29,825
Effect of exchange rate changes	(41)	(148)
(Decrease) increase in cash, cash equivalents and restricted cash	(8,366)	23,170
Cash, cash equivalents and restricted cash, beginning of period	30,175	17,876
Cash, cash equivalents and restricted cash, end of period	$21,809	$41,046
Supplemental cash flow disclosure:
Cash paid for interest	$377	$448
Cash received for interest	$10	$14
Cash paid for income taxes	$26	$10
Cash paid for operating leases	$66	$66
Non-cash settlement of liability	$—	$510
Non-cash right-of-use assets obtained in exchange for lease obligation	$444	$—
Deemed dividend on preferred stock	$217	$532

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, loss on patent litigation settlement, stock-based and other non-cash compensation, and allowance for doubtful accounts. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
GAAP net loss attributable to common stockholders	$(4,993)	$(7,433)
Deemed dividend on convertible preferred stock	217	532
GAAP net loss	$(4,776)	$(6,901)
Adjustments:
Interest expense, net	433	575
Income tax provision	17	60
Depreciation and amortization	117	85
Change in allowance for doubtful accounts	84	(106)
Loss on patent litigation settlement	—	89
Stock-based and other non-cash compensation	209	928
Adjusted EBITDA	$(3,916)	$(5,270)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.81)	$(1.38)
Deemed dividend on convertible preferred stock	0.04	0.10
GAAP net loss per share, basic and diluted	$(0.77)	$(1.28)
Adjustments:
Interest expense, net	0.07	0.11
Income tax provision	—	0.01
Depreciation and amortization	0.02	0.02
Change in allowance for doubtful accounts	0.01	(0.02)
Loss on patent litigation settlement	—	0.02
Stock-based and other non-cash compensation	0.03	0.17
Adjusted EBITDA per share, basic and diluted	$(0.64)	$(0.97)